Exhibit 99-77(q)


                                    Exhibits

(a)(1) Articles of Amendment dated February 2, 2007 to the Charter for ING Series Fund regarding the name change of ING Aeltus Money Market Fund to ING Money Market Fund - filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A filed on May 24, 2007 and incorporated herein by reference.

(e)(1) Amendment dated January 1, 2007 to Amendment Investment Management Agreement between ING Investments LLC and ING Series Fund - filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A filed on May 24, 2007 and incorporated herein by reference.

(e)(2) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. - filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A filed on May 24, 2007 and incorporated herein by reference.